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                                                                Exhibit 3
AMENDMENTS                          BYLAWS OF WESBANCO, INC.


                                           ARTICLE I
                                           ---------
                                            Offices
                                            -------
                                Section 1.  The principal office of the
                           corporation shall be in the City of Wheeling, Ohio County, West Virginia, and other offices may be established by the Board of Directors at such place or places as the Board, from time to time, may deem proper.

                                          ARTICLE II
                                          ----------
                                      Stockholders Meetings
                                      ---------------------
                                Section 1.  All meetings of the
                           stockholders shall be held at the principal
                           office of the corporation, in the City of Wheeling, West Virginia, or at such other place or places, either within or without the State of West Virginia, as the stockholders or the Board of Directors, by resolution duly adopted, may designate.

                                Section 2.  Regular meetings of the
                           stockholders shall be held annually on the fourth Wednesday of March in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 p.m.

                                Section 3.  Special meetings of the
                           stockholders may be called by the Board of Directors, the President, or any number of stockholders owning in the aggregate at least one-tenth of the number of shares outstanding.

                                Section 4.  Notice of every meeting of the
                           stockholders shall be given either (1) by advertising the same once a week for at least two weeks preceding the date of such meeting, in a newspaper published in the City of Wheeling, or (2) by written notice mailed to each stockholder, at his address appearing on the stock records of the corporation, at least five
                           (5) days before such meeting.

                                Section 5.  The notice of special meeting
                           shall state the business to be transacted, and no business other than that included in the notice, or incidental thereto, shall be transacted at such meeting.

                                Section 6.   The holders of a majority of
                           the stock issued and outstanding and entitled to vote, present in person or represented by proxy appointed in writing, shall be requisite and shall constitute a quorum at all meetings of the stockholders. Any number less than a quorum present may adjourn any meeting from time to

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                           time, without notice other than announcement at
                           the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting, at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

                                Section 7.  At each meeting of the
                           stockholders, two Inspectors, to be appointed by the Board of Directors, or, in the absence of such appointment, by the Chairman of the meeting, shall receive and count all proxies and ballots, and shall determine, subject to the direction of the Chairman, all questions touching the qualification of voters, the validity of proxies or the acceptance of votes.

                                           ARTICLE III
                                           -----------
                                            Directors
                                            ---------
                                Section 1.  The business and property of
                           the corporation shall be managed, and its
                           corporate powers exercised, by its Board of
                           Directors, which shall consist of not less than
April 20, 1994             fifteen (15) nor more than thirty-five (35)
                           members, as the Board, by resolution duly adopted, shall determine. At each January meeting, the Board of Directors shall fix the number of members to be elected at the annual meeting, and the Board shall have the power to vary the number so fixed, within the limits aforesaid at any meeting. At each January meeting, the Board of Directors also shall appoint a person, who shall be a stockholder of the corporation, to preside as Chairman at the next regular meeting of the stockholders. In the event that the person appointed, for any reason, should not be able to preside at the stockholders meeting, the chief executive officer of the corporation shall appoint another stockholder to serve in the place and stead of the person so selected by the Board.

                                Section 2.  The Board of Directors shall be
                           divided into three classes, as nearly equal in number as the total number of Directors to be elected will permit. The members of such classes shall serve staggered terms of three years each, and at each annual stockholders meeting the successors of the members of the class of Directors whose term expired at such meeting shall be elected to serve during the ensuing three years. Directors shall be elected by ballot at the annual meeting of the stockholders, or a special meeting to be held as May 13, 1982soon thereafter as practicable, and shall hold office until their successors are elected and qualified. Any stockholder who intends to nominate or to cause to have nominated any candidate for election to

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                           the Board of Directors (other than any candidate
                           proposed by the Board of Directors) shall so notify the Secretary of the corporation in writing not less than thirty (30) days prior to the date of any meeting of stockholders called for the election of directors, or five (5) days after the giving of notice of such meeting in accordance with Section 4 of Article II hereof, whichever is later. Only candidates nominated in accordance with this Section, except those nominees nominated by the Board, shall be eligible for election to the Board of Directors.

                                Section 3.  Notwithstanding the term for
                           which any Director may have been elected, the stockholders, at any duly constituted meeting, may remove such Director, for cause, and fill the vacancy thus created. Any vacancy not caused by such removal, whether resulting from an increase in the number of members of the Board or otherwise, may be filled by the remaining members of the Board. Any Director so chosen by the Board shall hold office until the first meeting of the stockholders thereafter, or until his successor is elected and qualified.

                                Section 4.  Directors shall possess such
                           qualifications as may be prescribed by any law, or rule or regulation promulgated pursuant thereto, to which the corporation is subject.

                                Section 5.  In addition to the powers by
                           these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all lawful acts and things as are not by statute, or by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

                                Section 6.  All meetings of the Board of
                           Directors shall be held at the principal office of the corporation, or at such other place as the Board, from time to time, by resolution, may designate. Regular meetings may be held without notice, not less often than quarterly, at such time as, from time to time, shall be determined by the Board. Special meetings may be called by the President, or any two (2) Directors. Notice of any such special meeting may be given personally, or by telephone, or by mailing or delivering a notice to each Director at his last known residence or place of business, in each case not less than twenty-four (24) hours before the time of such meeting. Such service of notice may be entered on the Minutes, and such Minutes, upon being read and approved at a subsequent meeting of the Board, shall be conclusive upon the question of service.

                                Section 7.  At all meetings of the Board,
                           a majority of the Directors shall be necessary

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                           and sufficient to constitute a quorum for the
                           transaction of business, and the act of a majority of the Directors present at any meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise provided by law or by these Bylaws.

                                Section 8.  Directors, as such, shall not
                           receive any stated compensation for their services. By resolution of the Board, however, Directors who are not salaried officers or otherwise employed by the corporation may be allowed a fixed sum and expenses of attendance, if any, for attendance at each regular and special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                Section 9.  No person shall be eligible for
                           election to the Board of Directors after he has
                           attained the age of 70; provided, however, that
January 16, 1986           this section shall not apply to any person who
                           is a member of the Board, and is not less than 65 years of age, on the date of the adoption of these Bylaws. Present members of the Board falling within the foregoing exception shall not be eligible for reelection to the Board after attaining the age of 75.

                                Section 10.  A person who has served as a
                           member of the Board of Directors, and whose
                           membership on the Board has terminated for any
                           reason other than removal by the stockholders,
                           may be elected an honorary or Emeritus Director
                           of the corporation.  Honorary Directors shall be
                           elected by the Board of Directors and shall
                           serve until the first meeting of the Board
                           following the next annual meeting of the
April 19, 1990             stockholders.  Honorary Directors may not serve
                           more than five one year terms, provided, however, that Honorary Directors serving at the time of the passage of this provision of the bylaws may serve for three additional one year terms from and after the effective date of this bylaw amendment. The privilege of serving as an Honorary Director may be terminated by the stockholders, or by the Board of Directors, at any time. An Honorary Director shall have the right to attend meetings of the Board of Directors and shall receive such attendance fee as the Board of Directors, from time to time, may determine. An Honorary Director shall not have any voice or vote in the deliberations or functions of the Board of Directors, however, and except as hereinbefore provided, shall not have or enjoy any of the rights, powers or privileges of the duly elected members of the Board.

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                                            ARTICLE IV
                                            ----------
                                     Committees of Directors
                                     -----------------------
                                Section 1.  The Board of Directors shall
                           elect an Executive Committee, which shall be comprised of such number of members of the Board as the Board, from time to time, may designate. The Executive Committee shall possess and exercise all of the powers of the Board of Directors, except when the Board is in session. All acts done and powers and authority conferred by the Executive Committee, within the scope of its authority, shall be the act and under the authority of the Board of Directors and may be certified as such. The Committee shall have power to fill any vacancy in its membership.

                                Section 2.  The Chairman of the Board of
                           the Company or such other officer or director of
                           the Company as may be designated by such
                           chairman of the Board, shall preside at all
December 14, 1987          meetings of the Executive Committee.  A majority
                           of the members of the Executive Committee shall constitute a quorum at all meetings of the Committee; and where necessary in order to provide a quorum at any meeting of the Committee, the presiding officer shall have the authority to appoint other members of the Board of Directors to serve as members of the Executive Committee at such meetings.

                                Section 3.  Regular and special meetings of
                           the Executive Committee shall be held at such times and places, and upon such notice, as the Committee, from time to time, may prescribe.

                                Section 4.  The Board of Directors, by
                           resolution duly adopted, may designate and appoint such other committees, and prescribe the powers and duties thereof, as the Board may deem advisable. By like resolution, the Board may abolish any such committee, or make such changes in its membership, powers or duties, as the Board may consider proper.

                                Section 5.  All committees shall keep
                           minutes of their proceedings, and report the same to the Board of Directors at the next regular meeting of the Board.

                                Section 6.  Members of committees shall
                           receive such compensation as the Board of Directors, from time to time, may determine.


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                                         ARTICLE V
                                         ---------
                                          Officers
                                          --------
                                Section 1.  The Executive Officers of the
                           corporation shall be chosen and employed by the
April 19, 1990             Board of Directors, and shall consist of a
                           Chairman of the Board and/or a Vice Chairman of
                           the Board, both of whom shall be chosen from
April 19, 1990             among the members of the Board, a President,
                           Executive Vice Presidents and Vice Presidents in number as the Board, from time to time, may determine, a Secretary, and such other officers as, from time to time, may be designated and selected by the Board. Any two of the above-named offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these bylaws to be executed, acknowledged or verified by two or more officers.

                                Section 2.  The executive officers shall
                           serve at the pleasure of the Board of Directors and their compensation shall be determined by the Executive Committee.

                                Section 3.  The authority of the executive
                           officers shall be that usually enjoyed, and their duties shall be those usually performed, by their respective offices, subject to the supervision and direction of the Board of Directors and the Executive Committee.

                                Section 4.  The Board of Directors shall
                           require all officers and employees of the corporation to be bonded, in such amount, and with such surety or sureties, as the Board may deem proper.

                                         ARTICLE VI
                                         ----------
                           Indemnification  of Directors and Officers
                           ------------------------------------------
                                Section 1.  Each Director and officers,
                           whether or not then in office, shall be
                           indemnified by the corporation against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged derelect in such action, suit or proceedings, in the performance of his duties as such Director or officer, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

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                                           ARTICLE VII
                                           -----------
                                               Seal
                                               ----
                                Section 1.  The corporate seal of the
                           corporation shall consist of a circle having around the inside of its circumference the words "Wesbanco, Inc.," and in the center the words and figures "Incorporated 1968 W.Va."

                                          ARTICLE VIII
                                          ------------
                                           Fiscal Year
                                           -----------
                                Section 1.  The fiscal year of the
                           corporation shall be the calendar year.

                                           ARTICLE IX
                                           ----------
                                             Stock
                                             -----
                                Section 1.  The certificates of stock of
                           the corporation shall be in such form as the Board of Directors, from time to time, may prescribe. Each certificate shall be numbered, shall exhibit the holder's name and number of shares, and shall be signed by the President or Vice President and the Secretary or Assistant Secretary.

                                Section 2.  Transfers of shares of stock
                           shall be made only on the books of the
                           corporation, by the holder in preson or his attorney duly authorized by power of attorney properly executed and filed with the corporation, upon the surrender of the certificate or certificates for such shares.

                                Section 3.  The Board of Directors shall
                           have power to close the stock transfer books of the corporation for a period not exceeding forty
                           (40) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of any rights; provided, however, that in lieu of closing the stock transfer books, as aforesaid, the Board of Directors may fix, in advance, a date not exceeding forty (40) days preceding the date of any meeting of the stockholders, any dividend payment date, or the date for allotment of rights, as a record date for the determination of the stockholders entitled to notice of or to vote at such meeting and/or entitled to receive such dividend payment or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and/or to vote at such meeting, or to receive such dividend payment or rights.

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                                        Section 4.  Any person claiming that a
                           certificate of stock has been lost or destroyed shall make an affidavit or affirmation of that fact in such manner as the Board of Directors may require. The Board of Directors, in its discretion, may require the owner of a lost or destroyed certificate, or his legal representative, to advertise notice of such loss or destruction, once a week for two (2) successive weeks, in a newspaper or newspapers of general circulation published in such community or communities as the Board may specify, and, in its discretion, may require such owner, or his legal representative, to give the corporation a bond, in such sum as the Board may direct, not exceeding double the value of the stock represented by the lost or destroyed certificate, and with one or more sureties satisfactory to the Board, to indemnify the corporation against any claim arising or resulting from the loss or destruction of such certificate or the issuance of a new certificate. It is expressly provided, however, that a new certificate, of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, may be issued without requiring the publication of a notice of loss, or the giving of a bond, when, in the judgment of the Directors, it is proper so to do.

                                           ARTICLE X
                                           ---------
                                           Amendments
                                           ----------
                                Section 1.  With the exception of Sections
                           1, 2, and 3 of Article III, these Bylaws may be
                           amended, altered, or repealed at any duly called
                           and constituted stockholders' meeting on the
                           affirmative vote of the majority of the stock
                           represented at such meeting.  The said Sections
January 16, 1986           1, 2, and 3 of Article III may be amended,
                           altered, or repealed only the affirmative vote of the holders of not less than 75 percent of the outstanding shares of the capital stock of the corporation. With the exception of the said
                           Sections 1, 2, and 3 of Article III, these
                           Bylaws also may be amended, altered or
                           supplemented at any meeting of the Board of Directors upon the affirmative vote of the majority of the whole Board; provided, however, that each member of the Board shall have been served with a written notice of the proposal to make such amendment, alteration or supplemental provision at least two (2) days before such meeting.

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                              WESBANCO, INC.
                                Bank Plaza
                            Wheeling, WV 26003

                             A M E N D M E N T
                             -----------------

     At a regular meeting of the Board of Directors of WesBanco, Inc. held on Thursday, December 19, 1991, pursuant to Article X of the Bylaws (as amended and restated April 19, 1990) the following Resolution was unanimously adopted:

     RESOLVED, That Article II, Section 2 be amended to read as follows:

     Article II, Section 2. Regular meetings of the stockholders shall be held annually on the third Wednesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 p.m.

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